UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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RPC, Inc.
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RPC, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2801 Buford Highway, Suite 520, Atlanta, Georgia 30329

TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2011 Annual Meeting of Stockholders of RPC, Inc., a Delaware corporation (“RPC” or the “Company”), will be held at 2170 Piedmont Road, NE, Atlanta, Georgia, 30324 on Tuesday, April 26, 2011, at 12:15 P.M., or any adjournment thereof, for the following purposes:

1.	To elect the three Class I nominees identified in the attached proxy statement to the Board of Directors;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 350,000,000 shares;

4.	To approve the performance-based incentive cash compensation plan for the executive officers;

5.	To hold a nonbinding vote on executive compensation as disclosed in these materials;

6.	To hold a nonbinding vote regarding the frequency of voting on executive compensation; and

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Proxy Statement dated March 16, 2011 is attached.

The Board of Directors has fixed the close of business on March 4, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy.  No postage is required if the enclosed envelope is mailed in the United States.

The Proxy Statement and 2010 Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26231

BY ORDER OF THE BOARD OF DIRECTORS

Linda H. Graham, Secretary

Atlanta, Georgia
March 16, 2011

PROXY STATEMENT

This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 16, 2011.  The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of the Stockholders to be held on April 26, 2011, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

Three-for-two stock split – The Board of Directors, at their meeting on October 26, 2010, authorized a three-for-two stock split to stockholders of record on November 10, 2010, payable on December 10, 2010.  All share, per share and market price data herein have been adjusted for this split.

SOLICITATION OF AND POWER TO REVOKE PROXY

A form of proxy is enclosed.  Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors, in favor of ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, in favor of the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of capital stock to 350,000,000, in favor of the proposal to approve the performance-based incentive cash compensation of the executive officers and in favor of the nonbinding proposals to approve executive compensation and the frequency of such votes to every three years.

A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder, by timely submitting a later dated proxy changing your vote or by attending the meeting and voting in person.  However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote.

CAPITAL STOCK

The outstanding capital stock of the Company on March 4, 2011 consisted of 147,964,162 shares of Common Stock, par value $0.10 per share.  Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 4, 2011, the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions) are relevant to the outcome.  In this case, the three nominees receiving the most votes will be elected.  The affirmative vote of a majority of a quorum of the Company’s outstanding shares of Common Stock present and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2011, approve the performance-based incentive cash compensation plan for the executive officers and approve the nonbinding shareholder resolutions on executive compensation.  Abstentions will have the effect of a vote against the proposals and broker non-votes will have no effect on the proposals for ratification of the appointment of the Company’s independent registered public accounting firm, approval of the performance-based incentive cash compensation plan for executive officers, and approval of the nonbinding proposals on executive compensation.  The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company is required for approval of the proposal to amend the Certificate of Incorporation. With respect to the proposal to approve the amendment of the Company’s Certificate of Incorporation, abstentions and broker non-votes will have the effect of a vote against the proposal.  The affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote at the meeting is required on the proposal on whether an advisory vote on executive compensation should be held every one, two or three years, meaning that the option that receives the highest number of favorable votes will be considered to represent the non-binding preference of stockholders for the frequency of future advisory votes on executive compensation.  There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 71 percent of the outstanding shares of Common Stock, will be voted for the nominees for directors, for the ratification of the appointment of the Company’s independent registered public accounting firm, for the amendment to the Certificate of Incorporation, for the approval of the performance-based incentive cash compensation plan, for the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and for a frequency of every three years for future advisory votes on executive compensation.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The executives named in the Summary Compensation Table, and the name and address of each stockholder (or “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on March 4, 2011, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the directors and executive officers of the Company as a group (according to information received by the Company), are set out below:

Name and Address of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Outstanding Shares

R. Randall Rollins Chairman of the Board 2170 Piedmont Road, NE Atlanta, Georgia 30324	96,903,736 (2)	65.3

Gary W. Rollins President and Chief Executive Officer, Rollins, Inc. 2170 Piedmont Road, NE Atlanta, Georgia 30324	98,771,967 (3)	66.5

GAMCO Investors, Inc. One Corporate Center 401 Theodore Fremd Avenue Rye, NY 10580 -1433	9,555,456 (4)	6.4

Richard A. Hubbell President and Chief Executive Officer 2801 Buford Highway, Suite 520 Atlanta, Georgia 30329	1,930,882 (5)	1.3

Linda H. Graham Vice President and Secretary 2170 Piedmont Road, NE Atlanta, Georgia 30324	588,892 (6)	**

Ben M. Palmer Vice President, Chief Financial Officer and Treasurer 2801 Buford Highway, Suite 520 Atlanta, Georgia 30329	362,176 (7)	**

All Directors and Executive Officers as a group (11 persons)	105,585,157 (8)	71.1

** Less than one percent

(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Includes 21,399 shares of the Company Common Stock held as Trustee, Guardian, or Custodian for his children.  Also includes 1,076,553 shares of Company Common Stock in two trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 86,306,977 shares of the Company Common Stock held by RFPS Management Company II, L.P. of which RFA Management Company, LLC (“General Partner”), a Georgia limited liability company, is the general partner.  The voting interests of the General Partner are held by two revocable trusts, one of which each of Mr. Gary W. Rollins or Mr. R. Randall Rollins is the grantor and sole trustee.  LOR, Inc. is the manager of the General Partner.  Also includes 7,528,350 shares of the Company Common Stock held by RFT Investment Company, LLC of which LOR, Inc. is the manager.  Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc.  Included herein are 162,500 shares of restricted stock awards for Company Common Stock.  This also includes 163,788 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest.  Mr. Rollins is part of a control group holding Company securities that includes Mr. Gary W. Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(3)
Includes 1,076,553 shares of the Company Common Stock in two trusts of which he is Co-Trustee and as to which he shares voting and investment power.  Also includes 441,473 shares of Company Common Stock held as Trustee, Guardian or Custodian for his children.  Also includes 86,306,977 shares of the Company Common Stock held by RFPS Management Company II, L.P. of which RFA Management Company, LLC (“General Partner”), a Georgia limited liability company, is the general partner.  The voting interests of the General Partner are held by two revocable trusts, one of which each of Mr. Gary W. Rollins or Mr. R. Randall Rollins is the grantor and sole trustee.  LOR, Inc. is the manager of the General Partner.  Also includes 7,528,350 shares of the Company Common Stock held by RFT Investment Company, LLC of which LOR, Inc. is the manager.  Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc.  Mr. Rollins is part of a control group holding Company securities that includes Mr. R. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(4)	Per Schedule 13F filed with the Securities and Exchange Commission (“SEC”) on February 3, 2011.

(5)
Includes 379,684 shares of Company Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of March 4, 2011, and 162,500 shares of restricted stock awards for Company Common Stock.

(6)
Includes 75,937 shares of Company Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of March 4, 2011, and 48,750 shares of restricted stock awards for Company Common Stock.

(7)	Includes 133,368 shares of restricted stock awards for Company Common Stock.

(8)
Shares held in trusts as to which more than one officer and/or director are Co-Trustees or entities in which there is common ownership have been included only once.  Includes an aggregate of 455,620 shares of Company Common Stock that may be purchased by two executive officers upon exercise of options that are currently exercisable or that become exercisable within 60 days of March 4, 2011, and 507,118 shares of restricted stock awards for Company Common Stock awarded and issued to all of the executive officers pursuant to the Company’s 1994 Employee Stock Incentive Plan and 2004 Stock Incentive Plan.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, Messrs. R. Randall Rollins, Henry B. Tippie and James B. Williams will be nominated to serve as Class I directors.  The nominees for election at the 2011 Annual Meeting are all now directors of the Company. The directors in each class serve for a term of three years.  The director nominees will serve in their respective class until their successors are elected and qualified.  Seven other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Bylaws that provide for the election of directors for staggered terms, with each director serving a term of three years.  Unless authority is withheld, the proxy holders will vote for the election of each nominee named below.  Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee, to fill such vacancy.

Director Qualifications

The name and age of each of our directors and each of the nominees, his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each and the percentage of outstanding shares that ownership represents, all as of the close of business on March 4, 2011 (according to information received by the Company), other board memberships and the period during which he or she has served us as a director are set forth below.   We believe that each of our directors and each of our nominees is well suited to serve on our Board for a variety of individual reasons and because collectively they bring a wealth of experience from diverse backgrounds that has combined to provide us with an excellent mix of experiences and viewpoints. Each has served on our Board since we became a public company in 1987 (with the exception of Linda H. Graham who joined our Board in 2001, Bill J. Dismuke, who joined our Board in 2005 and Larry L. Prince who joined our Board in 2009) and has considerable knowledge of and insights into our Company and our industry; each has served on the board of directors of one or more other public companies and brings with him or her experience from other industries; each has considerable financial expertise in our industry and other industries; and each has held senior executive positions in various industries.  In addition, the vast majority of our directors have served as the chairman, chief executive officer and/or chief financial officer of one or more other publicly traded companies and several of our directors have served on the board of a financial institution or held a senior executive position with a financial institution.  Additional qualifications of the members of our Audit Committee, all of whom qualify as audit committee financial experts, and the members of our Compensation Committee are noted elsewhere in this Proxy Statement under the headings, “Corporate Governance and Board of Directors’ Committees and Meetings” and “Compensation Discussion and Analysis.”

Names of Directors	Principal Occupation (1)	Service as Director	Age	Shares of Common Stock (2)		Percent of Outstanding Shares

Names of Director Nominees
Class I (Current Term Expires 2011; New Term Will Expire 2014)

R. Randall Rollins (3)	Chairman of the Board of the Company since April 2003; Chairman of the Board and Chief Executive Officer of the Company prior to April 2003; Chairman of the Board of Marine Products Corporation (boat manufacturing); Chairman of the Board of Rollins, Inc. (consumer services).	1984 to date	79	96,903,736	(4)	65.3

Henry B. Tippie	Presiding Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. (operator of multi-purpose gaming and entertainment complex) and Chairman of the Board of Dover Motorsports, Inc. (operator of motor racing tracks).	1984 to date	84	1,597,503	(5)	1.1

James B. Williams	Retired Chairman of the Executive Committee, SunTrust Banks, Inc. (bank holding company) from 1998 to April 2004 and Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc. from 1991 to 1998.	1984 to date	77	202,500		**
Names of Directors Whose Terms Have Not Expired

Class II (Term Expires 2012)

Richard A. Hubbell	President and Chief Executive Officer of the Company since April 2003; President and Chief Operating Officer of the Company prior to April 2003; President and Chief Executive Officer of Marine Products Corporation (boat manufacturing).	1987 to date	66	1,930,882	(6)	1.3

Linda H. Graham	Vice President and Secretary of the Company; Vice President and Secretary of Marine Products Corporation (boat manufacturing).	2001 to date	74	588,892	(7)	**

Bill J. Dismuke	Retired President of Edwards Baking Company (manufacturer of pies and pie parts).	2005 to date	74	5,062		**

Larry L. Prince	Chairman of the Executive Committee of the Board of Directors of Genuine Parts Company (automotive parts distributor).	April 2009 to date	72	3,000		**

Class III (Term Expires 2013)
Wilton Looney	Honorary Chairman of the Board of Genuine Parts Company (automotive parts distributor).	1984 to date	91	6,075		**

Gary W. Rollins (3)	President and Chief Executive Officer of Rollins, Inc. (consumer services).	1984 to date	66	98,771,967	(8)	66.5

James A. Lane, Jr.	Executive Vice President of Marine Products Corporation (boat manufacturing) and President of Chaparral Boats, Inc.	1987 to date	68	221,230		**

** less than one percent

(1)
Unless otherwise noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his or her present title) for more than five years.  In addition to the directorships listed in this column, the following individuals also serve on the boards of directors of the following companies:  James B. Williams:  The Coca-Cola Company; R. Randall Rollins:  Dover Downs Gaming & Entertainment, Inc. and Dover Motorsports, Inc.; Gary W. Rollins: Genuine Parts Company and Emory University: and Larry L. Prince: Genuine Parts Company and SunTrust Banks, Inc.  All of the directors shown in the above table are also directors of Marine Products Corporation (“Marine Products” or “MPC”) and, with the exception of Messrs. Hubbell and Lane and Ms. Graham, are also directors of Rollins, Inc. (“Rollins”).
During the past five years, in addition to the companies listed above, the following directors served on the board of directors of the following publicly traded companies:  Prior to 2005, R. Randall Rollins served as a director of SunTrust Banks, Inc. Prior to 2007, James B. Williams served as a director of Genuine Parts Company and Georgia Pacific Corporation.  Prior to 2009, Larry L. Prince served as a director of Crawford & Company and Equifax, Inc.

(2)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)	R. Randall Rollins and Gary W. Rollins are brothers.

(4)	See information contained in footnote (2) to the table appearing in Capital Stock section.

(5)
Includes 95,985 shares held in trusts of which he is a Trustee or Co-Trustee and as to which he shares voting and investment power.  Also includes shares held by a wholly owned corporation that owns 1,518 shares.

(6)	See information contained in footnote (5) to the table appearing in Capital Stock section.

(7)	See information contained in footnote (6) to the table appearing in Capital Stock section.

(8)	See information contained in footnote (3) to the table appearing in Capital Stock section.

Key Attributes, Experience and Skills of Directors

R. Randall Rollins, 79, was elected a Director of RPC in 1984.  Mr. Rollins has extensive knowledge of the Company’s business and industry serving over 27 years at the Company.  Mr. Rollins serves as Chairman of the Board of the Company.  He has held the position of Chairman of the Board since April 2003.  He is also Chairman of the Board of Marine Products Corporation as well as Rollins, Inc. Mr. Rollins has been a director of Dover Motorsports, Inc. since 1996 and a director of Dover Downs Gaming & Entertainment Inc., since 2002.  Mr. Rollins served as a director of SunTrust Banks, Inc. from 1995 to 2004.

Richard A. Hubbell, 66, was elected a Director of RPC in 1987.  Mr. Hubbell has extensive knowledge of the Company’s business and industry serving over 27 years at the Company.  He has served as the President and Chief Executive Officer of the Company since 2003.  Prior to 2003, Mr. Hubbell served as the President and Chief Operating Officer of the Company.  Mr. Hubbell is also the President and Chief Executive Officer of Marine Products Corporation.

Gary W. Rollins, 66, was elected a Director of RPC in 1984.  Mr. Rollins has extensive knowledge of the Company’s business and industry.  In addition, Mr. Rollins serves as the President and Chief Operating Officer of Rollins, Inc.  Mr. Rollins has been serving as a director of Marine Products Corporation since 2001 and as a director of Rollins, Inc. since 1981. Mr. Rollins has served on the Board of Directors of Genuine Parts Company since 2005.

Henry B. Tippie, 84, was elected a Director of RPC in 1984.  Mr. Tippie brings extensive financial and management experience to our Board of Directors serving as controller and chief financial officer of Rollins, Inc. from 1953 to 1970.  Mr. Tippie has over 61 years of experience including being involved with publicly traded companies during the past 50 years in various positions including founder, CFO, CEO, President, Vice-Chairman and Chairman of the Board.  He is currently Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. as well as Dover Motorsports, Inc. and is a director of Marine Products Corporation and Rollins, Inc.

Wilton Looney, 91, was elected a Director of RPC in 1984.  Mr. Looney brings extensive financial and management experience to our Board of Directors serving as a Director for over 25 years.  He is the Honorary Chairman of the Board of Genuine Parts Company. Mr. Looney has been a director of Rollins, Inc. since 1975. He has been a director of Marine Products Corporation since 2001.

James B. Williams, 77, was elected a Director of RPC in 1984.  Mr. Williams brings extensive financial and management experience to our Board of Directors serving over 25 years as a Director.  He retired in 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He is a director of Marine Products Corporation, Rollins, Inc. and The Coca-Cola Company.  He also served as a director of Genuine Parts Company and Georgia Pacific Corporation during the past five years.

Bill J. Dismuke, 74, was elected a Director of RPC in 2005.  Mr. Dismuke brings extensive financial, management and manufacturing experience to our Board of Directors. He served as a Senior Vice President of Rollins, Inc. for five years from 1979 until 1984.  He retired as President of Edwards Baking Company in 1995. Mr. Dismuke has also been a director of Rollins, Inc. since 1984 and Marine Products Corporation since 2005.

Larry L. Prince, 72, was elected a Director of RPC in 2009.  Mr. Prince brings extensive management experience to our Board of Directors.  He serves as the Chairman of the Executive Committee of the Board of Directors of Genuine Parts Company.  He also served as Chairman of the Board from 1990 until 2005 and as Chief Executive Officer from 1989 until 2004 of Genuine Parts Company.  Mr. Prince is also a director of  SunTrust Banks, Inc., Rollins, Inc. and Marine Products Corporation.  Mr. Prince previously served as a director of Crawford & Company, Equifax, Inc. and John H. Harland Company.

James A. Lane, Jr., 68, was elected a Director of RPC in 1984. Mr. Lane brings extensive financial, management and manufacturing experience to our Board of Directors.  He has held the position of President of Chaparral Boats (formerly a subsidiary of RPC) since 1976.  Mr. Lane has been Executive Vice President and a director of Marine Products Corporation since it was spun off in 2001.

Linda H. Graham, 74, was elected a Director of RPC in 2001. Ms. Graham brings extensive management experience to our Board of Directors.  She has been the Vice President and Secretary of RPC since 1987.  She also serves as the Vice President and Secretary of Marine Products Corporation.  In addition, Ms. Graham serves as a director of Marine Products Corporation.

Our Board of Directors recommends a vote “FOR” the nominees listed above.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. During fiscal 2010, Grant Thornton LLP served as the Company’s independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Although the Company is not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes that it is appropriate to do so.  If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as the Company’s independent registered public accounting firm.

        Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

PROPOSAL 3:  APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

The stockholders will be asked to vote on the approval of an amendment (“Amendment”) to the Company’s Certificate of Incorporation whereby the authorized capital stock of the Company would be increased from 160,000,000 to 350,000,000 shares. Authorized shares of common stock would be increased from 159,000,000 to 349,000,000 and authorized shares of preferred stock would remain at 1,000,000.  There are currently no shares of preferred stock outstanding.  The Amendment pertains only to the first paragraph of Article Fourth of the Certificate of Incorporation of the Company. As amended, such paragraph would be as follows:

 “FOURTH:  The  total  number  of shares  of all  classes  of stock  which the Corporation  shall have  authority to issue is three hundred fifty million (350,000,000), consisting of three hundred forty nine million (349,000,000)  shares of Common Stock, par value ten cents ($0.10) per share (the “Common Stock”) and one million  (1,000,000)  shares of  Preferred  Stock,  par value  ten cents  ($0.10)  per share  (the  “Preferred Stock”).”

As of March 4, 2011, there were 147,964,162 shares of Common Stock outstanding and 11,035,838 shares of Common Stock available for issuance. The Company has 1,922,638 shares reserved for issuance under stock incentive plans. The Board of Directors has unanimously approved the Amendment and believes the Amendment is necessary in order to meet the Company’s business needs and to take advantage of potential future corporate opportunities. At present, there are no plans to issue any authorized shares, other than those reserved under the Company’s stock incentive plans.   When the Company does issue authorized shares, unless required by New York Stock Exchange Rules and Regulations or Delaware law, the Company will not need stockholder approval.  Under the Company’s Restated Certificate of Incorporation, holders of capital stock are not entitled to preemptive rights.

Our Board of Directors recommends a vote “FOR” approval of the Amendment.

It is expected that members of the Board of Directors and executive officers, and their affiliates, who own of record approximately 71 percent of the voting securities of the Company, will vote “FOR” approval of the Amendment. Since the affirmative vote of a majority of the outstanding Common Stock is required in order to approve the Amendment, the vote “FOR” approval of the Amendment by the stockholders who are members of the Board of Directors or executive officers would assure such approval.

PROPOSAL 4:  APPROVE THE PERFORMANCE-BASED INCENTIVE CASH COMPENSATION PLAN FOR THE EXECUTIVE OFFICERS

Background

The Internal Revenue Code limits the tax deduction for expense in connection  with  compensation  of its chief  executive  officer and its four other most  highly-compensated  executive  officers  for any fiscal  year to the extent that the  remuneration  of such  person  exceeds $1 million during such fiscal  year, excluding remuneration  that  qualifies  as  “performance-based compensation.”  Section 162(m) of the Internal Revenue Code provides that in order for remuneration to be treated as qualified performance-based compensation, the material terms of the performance goals must be disclosed to and approved by the stockholders of the employer.  Material terms of a performance-based compensation plan include: (1) the employees eligible to participate in the plan, (2) the business criteria upon which the performance goals will be based, and (3) either the maximum dollar amount of compensation that is payable to an employee or the formula used to calculate the amount of compensation that is payable to an employee if the performance goals are met. With regard to stockholder approval, the 162(m) regulations further require that a company obtain stockholder approval of its performance-based compensation plan every five years following the last such approval or if the material terms of the plan, including performance goals, are changed in the interim.

Summary Description Of The Performance-Based Incentive Cash Compensation Plan

The following discussion summarizes the material terms, including performance objectives, of the Performance-Based Incentive Cash Compensation Plan (the “Plan”).

Plan Administration: The Plan is administered by the Compensation Committee of the Company’s Board of Directors.

Eligibility: The participants in the Plan are the executive officers of the Company who are annually designated as plan participants by the Compensation Committee.

Performance Goals: The Compensation Committee establishes performance goals annually within ninety days after the commencement of the performance period to which such goals relate. Performance goals for each participant may be based on corporate, business unit/function or individual performance, or a combination of one or more such measures.

1.
Corporate Performance. The performance measures for corporate performance may be established based on such measures as stock price, market share, revenues, earnings per share, return on equity, return on average assets, return on invested capital, expense management, or other objective criteria.

2.
Business Unit/Function Performance. The performance measures for business unit/function performance may be established separately for each participant whose performance goals are based in whole or in part on business unit/function performance.  Such performance measures may be based on such business criteria as achievement of financial or non-financial goals, safety record, training goals, or other objective criteria.

3.
Individual Performance. The performance measures for individual performance may be established separately for each participant whose performance goals are based in whole or in part on individual performance. Such performance measures may be based on such business criteria as process improvement, expense management, achievement of particular management objectives, or other objective criteria.

Cash Award Amounts:  In connection with the annual establishment of performance goals, the Compensation Committee sets a target award for each participant in the Plan for the applicable year, which is expressed as a percentage of the participant’s base compensation (the “Target Award”) in effect on the last day of the final pay period of that year. If the Participant’s performance goals are based upon a combination of performance measures, the Compensation Committee will weigh the importance of each performance measure by assigning a percentage (the “Weighted Percentage”) to those performance measures. The participant’s cash award amount will also depend in part upon the level of achievement that the participant attained with respect to each such performance measure utilizing the formula set out in the Plan. This formula provides for a performance value (“Performance Value”) which ranges from:

●	threshold performance level (with a performance value of 25 percent of the Target Award),
●	target performance level (with a performance value up to 100 percent of the Target Award), to
●	superior performance level (with a performance value up to 200 percent of the Target Award).
Subject to the limitations set forth in the next sentence, a participant’s cash award amount for each year under the Plan equals the product of the Target Award multiplied by the Weighted Percentage assigned to each performance measure used for a participant, multiplied by the Performance Value attained for each performance measure, multiplied by base compensation. The Committee will determine the maximum cash award as a percentage of participants’ base compensation for each applicable year but in no event will a cash award amount exceed 200 percent of participants’ base compensation, or $2,000,000, whichever is less.

The Plan may be amended from time to time by the Board of Directors or the Compensation Committee.

It is not possible to currently determine the amounts payable under the performance-based incentive compensation plan for the year ending December 31, 2011 since they are dependent on the Company’s financial performance.  However, the following table sets forth information regarding the theoretical maximum amounts that could have been earned by each of the following executives for the fiscal year ended December 31, 2010.

PLAN BENEFITS

MAXIMUM PERFORMANCE-BASED INCENTIVE CASH COMPENSATION FOR
RPC, INC. NAMED EXECUTIVE OFFICERS

Name and Position	Dollar Value of Maximum 200% of 2010 Base Salary ($) (1)

Richard A. Hubbell President and Chief Executive Officer	$1,400,000

Ben M. Palmer Vice President, Chief Financial Officer and Treasurer	$500,000

R. Randall Rollins Chairman of the Board	$1,200,000

Linda H. Graham Vice President and Secretary	$330,000

Executive Group	$3,430,000

(1)	This illustration shows a maximum of 200% of base salary in bonus compensation. Actual 2010 bonus compensation was less than the amount is shown.

Our Board of Directors recommends a vote “FOR” approval of the performance-based incentive cash compensation plan for the executive officers.

  PROPOSAL 5: NONBINDING VOTE ON EXECUTIVE COMPENSATION

As required under the newly enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our Board of Directors is submitting a “Say on Pay” proposal for stockholder consideration.  While the vote on executive compensation is nonbinding and solely advisory in nature, our Board of Directors and the Compensation Committee value the opinion of our stockholders and will review the voting results and seek to determine the causes of any significant negative voting result to better understand issues and concerns not previously presented.  Stockholders who want to communicate with the Board of Directors or management should refer to “Director Communications” on page 19 of this proxy statement for additional information.

Executive compensation is an important matter for our stockholders.  The core of our executive compensation philosophy and practice continues to be pay for performance.  Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns.  We believe our compensation program is strongly aligned with the long-term interests of our stockholders.  Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment.

Our named executive officers are identified on page 3, and the compensation of the named executive officers is described on pages 27 and 28, including the Compensation Discussion and Analysis (“CD&A”) on pages 21 to 26.  The CD&A section of this proxy statement provides additional details on our executive compensation, including our compensation philosophy and objectives and the fiscal 2010 compensation of the named executive officers.

We are asking stockholders to vote on the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative disclosures).”

As indicated above, the stockholder vote on this resolution will not be binding on us or the Board of Directors, and will not be construed as overruling any decision by us or the Board.  The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for us or the Board.

Our Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

  PROPOSAL 6:  NONBINDING VOTE REGARDING THE FREQUENCY OF VOTING ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are also required to seek a nonbinding advisory stockholder vote regarding the frequency of submission to stockholders of a “Say on Pay” advisory vote such as Proposal 5.  The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on our executive compensation program either annually, every two years or every three years.  Although this vote is advisory and nonbinding, our Board of Directors will review voting results and give serious consideration to the outcome of such voting.

Our Board of Directors recognizes the importance of receiving regular input from our stockholders on important issues such as our compensation programs.  Our Board also believes that a well-structured compensation program should include plans that drive creation of stockholder value over the long-term, and that it should receive advisory input from our stockholders.  Accordingly, as indicated below, the Board recommends that you vote in favor of a three year advisory vote on our compensation programs.

Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when voting in response to the resolution set forth below:

“Resolved that the option once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative disclosures).”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.  However, as indicated above, the stockholder vote on this resolution will not be binding on us or the Board of Directors, and will not be construed as overruling any decision by us or the Board.  The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for us or the Board.

Our Board of Directors recommends a vote “FOR” the option of “Once Every Three Years” as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS COMMITTEES AND MEETINGS

Board Meetings

The Board of Directors met five times during the fiscal year ended December 31, 2010.  No director attended fewer than 75 percent of the aggregate of all Board meetings and meetings of committees on which he or she served during 2010.  Board members are encouraged to attend the Company’s Annual Stockholder Meetings and all Board members were in attendance at last year’s meeting.

The Board of Directors has an Audit Committee, a Compensation Committee, a Diversity Committee and a Nominating and Governance Committee.

Below is a summary of our committee structure and membership information.
Committee Member	Audit Committee	Compensation Committee	Diversity Committee	Nominating & Governance Committee	Executive Committee
R. Randall Rollins (1)					Member
Henry B. Tippie (2)	Chair	Chair	Chair	Chair
Wilton Looney(2)	Member	Member	Member	Member
James B. Williams (2)	Member	Member	Member	Member
Bill J. Dismuke (2)	Member
Gary W. Rollins					Member

(1)	Chairman of the Board of Directors
(2)	Financial Expert

Audit Committee

The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, Bill J. Dismuke and James B. Williams.  The Audit Committee held five meetings during the fiscal year ended December 31, 2010.  The Board of Directors has determined that all of the Audit Committee members are independent as that term is defined by the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).   The Board of Directors has also determined that all of the Audit Committee members are “Audit Committee Financial Experts” as defined in the SEC rules.   Additionally, the Board of Directors has determined that the simultaneous service by Mr. James B. Williams on the Audit Committees of three other publicly traded companies does not impair his ability to effectively serve on the Audit Committee of RPC. The Audit Committee meets with the Company’s independent registered public accountants, internal auditor, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to controls over financial reporting and specific accounting and financial reporting issues.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties.  The Audit Committee charter is available on the Company’s website at www.rpc.net under the Governance section.

Compensation Committee

The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, and James B. Williams.  It held three meetings during the fiscal year ended December 31, 2010. The function of the Compensation Committee is to set the base salary and cash based incentive compensation of all of the executive officers. The Compensation Committee also administers the RPC, Inc. Stock Incentive Plans.  The Compensation Committee does not have a formal charter, and is not required to have one under the “controlled company” exemption under the NYSE rules, as described in the section titled “Director Independence and NYSE Requirements” below.

Diversity Committee

The Diversity Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, and James B. Williams.  It held one meeting during the fiscal year ended December 31, 2010. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, and James B. Williams, each of whom is independent, as discussed more fully under “Director Independence and NYSE Requirements.”  The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:

●	to recommend to the Board of Directors nominees for director and to consider any nominations properly made by a stockholder;
●	upon request of the Board of Directors, to review and report to the Board with regard to matters of corporate governance; and
●	to make recommendations to the Board of Directors regarding the agenda for Annual Stockholders’ Meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2010.

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors.  No criteria or qualifications have been prescribed by the Board at this time.  The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates.  As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Governance Committee has the discretion to factor into its decision making.  This discretion would extend to how the Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations.  The Committee acts under the guidance of the Corporate Governance Guidelines approved by the Board of Directors and posted on the Company’s website at www.rpc.net under the Governance section.  The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities.  According to the Company’s Corporate Governance Guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors.  The Board delegates the screening process to the Nominating and Governance Committee.  This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board.  This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board.  The Company’s Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to:  Secretary, RPC, Inc., 2170 Piedmont Road, NE, Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year’s annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company’s Bylaws.  The Committee will consider nominations from stockholders who satisfy these requirements. The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board.  To date, the Company has not received a recommendation for a director nominee from a stockholder.  All of the nominees for directors being voted upon, at the Annual Meeting to be held on April 26, 2011 are directors standing for re-election.

Board Leadership

The Company has had separate persons serving as its Chairman of the Board and Chief Executive Officer since 2003. Mr. Randall Rollins is our Chairman and chairs our Board meetings.  Mr. Richard Hubbell is our President and Chief Executive Officer.  We believe that it represents the appropriate structure for us at this time; the Chairman of the Board provides general oversight and strategic planning for the Company while the President focuses on optimizing operational efficiencies.  Many authorities on corporate governance are of the view that a company’s principal executive officer should not also be chairman of its board and that it is best to keep board leadership separate from operational management.

Risk Oversight by Board

Our Board’s oversight of risk has not been delegated to any Board Committee.  “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines.  As such, risk may be addressed from time to time by the full Board or by one or more of our Committees.  Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverage annually and updates as deemed necessary.  Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department which regularly provides a financial report to both the Audit Committee and to the full Board.  Operational, business, regulatory and political risks are handled primarily by senior executive management which regularly provides various operational reports to, among others, the full Board or to the Executive Committee.

Director Independence and NYSE Requirements

Controlled Company Exemption

The Company is not required by law or NYSE listing requirements to have a Nominating or Compensation Committee composed of independent directors, nor to have a Board of Directors, the majority of which are independent.  Because the Company is a “controlled corporation,” as defined by NYSE Rule 303A.00, the Company is exempt from NYSE Rules 303A.01, 303A.04 and 303A.05 and does not undertake compliance with those provisions.  The Company is a “controlled corporation” because a group that includes the Company’s Chairman of the Board, R. Randall Rollins, his brother Gary W. Rollins who is also a director and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power.

The Company’s Audit Committee is composed of four “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Exchange Act, SEC regulations there under, and the Company’s Audit Committee Charter.  All of the members of the Compensation, Diversity and Nominating and Governance Committees are also independent directors.  The independent directors of the Company are Henry B. Tippie, Wilton Looney, James B. Williams, Bill J. Dismuke, and Larry L. Prince.

Independence Guidelines

Under NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director.  The NYSE standards set forth a nonexclusive list of relationships which are conclusively deemed material.

The Company’s Independence Guidelines (Appendix A to the Company’s Corporate Governance Guidelines) are posted on the Company’s website at www.rpc.net under the Governance section.  These independence guidelines provide that to be independent, a director must not have any relationship that would be considered material under NYSE standards and that except in special circumstances as determined by a majority of the Board, the following relationships are not material:

(i)
If the director, or a member of the director’s immediate family, has received less than one hundred twenty thousand dollars (US $120,000) in direct compensation from the Company (other than director and committee fees and compensation for prior service which are not contingent in any way on continued services) during every 12 month period within the past three (3) years;

(ii)
If the director is a director or officer, or any member of the director’s immediate family is a director or officer of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years;

(iii)
If the director or any member of the director’s immediate family is an employee of a charitable or educational organization, and donations by the Company do not exceed the greater of one million dollars (US $1,000,000) or two percent (2%) of the organization’s consolidated gross revenues within the preceding three (3) years;

(iv)
If the director has a relationship with the Company of a type covered by item 404(a) and/or item 407 of the Securities and Exchange Commission’s Regulation S-K (or any successor regulation), and that relationship need not, according to the terms of those items and any then-current proxy regulations, be disclosed in the Company’s annual Proxy Statement (except for relationships described elsewhere in the Company’s guidelines in which case the other guidelines will govern);

(v)
If the director, or a member of the director’s immediate family, has direct or beneficial ownership (as defined by Rule 13d-3 under the Exchange Act) of any amount of any class of common stock of the Company.

Audit Committee Charter

Under the Company’s Audit Committee Charter, in accordance with NYSE listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

Nonmaterial Relationships

After reviewing all of the relationships between the members of the Audit Committee and the Company, the Board of Directors determined that none of the members of the Audit Committee nor Mr. Prince had any relationships not included within the categorical standards set forth in the Independence Guidelines and disclosed above except as follows:

1.
Mr. Tippie was employed by Rollins from 1953 to 1970, and held several offices with that company during that time, including as Executive Vice President – Finance, Secretary, Treasurer and Chief Financial Officer.  Mr. Dismuke was employed by Rollins from 1979 to 1984 and held various offices within the company including Senior Vice President.  Messrs. Randall and Gary Rollins are directors and executive officers of Rollins and are part of a group that has voting control of Rollins.

2.	Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and Dover Downs Gaming & Entertainment, Inc. Mr. Randall Rollins is also a director of these companies.

3.
Mr. Tippie is the trustee of the O. Wayne Rollins Foundation and of the Rollins Children’s Trust.  O. Wayne Rollins is the father of Gary and Randall Rollins.  The beneficiaries of the Rollins Children’s Trust include the immediate family members of Messrs. Randall and Gary Rollins.

4.
Each of Messrs. Dismuke, Looney, Prince, Tippie and Williams also serve on the Boards of Rollins and Marine Products, of which Messrs. Gary and Randall Rollins are directors, and voting control over which is held by a control group of which Messrs. Randall and Gary Rollins are a part. Mr. Randall Rollins is an executive officer of Marine Products.

5.	Mr. Prince is a director of Genuine Parts Company. Mr. Gary W. Rollins is also a director of Genuine Parts Company.

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination.  All of the members are also independent under the heightened standards required for Audit Committee members.

In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected as the Presiding Director.  The Company’s non-management directors meet at regularly scheduled executive sessions without management.  Mr. Tippie presides during these executive sessions.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures.  At least annually, the Board reviews these guidelines.  As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management.

At the Company’s website at www.rpc.net, under the Governance section, you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy.

Code of Business Conduct

The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy applicable to the principal executive officer, principal financial officer, and directors.  Both codes are available on the Company’s website at www.rpc.net under the Governance section.

Director Communications

The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Presiding Director, any of the Board Committees or the non-management directors as a group.  Such communications should be addressed as follows:

Mr. Henry B. Tippie
c/o Internal Audit Department
RPC, Inc.
2801 Buford Highway, Suite 520
Atlanta, Georgia 30329

The above instructions for communications with the directors are also posted on our website at www.rpc.net under the Governance section.  All communications received from interested parties are forwarded to the Board of Directors.  Any communication addressed solely to the Presiding Director or the non-management directors will be forwarded directly to the appropriate addressee(s).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the directors named above who serve on the Company’s Compensation Committee are or have ever been an employee of the Company.  There are no Compensation Committee interlocks requiring disclosure.

DIRECTOR COMPENSATION

The following table sets forth compensation to the Company’s directors for services rendered as a director for 2010.  Three of the directors, Messrs. R. Randall Rollins, Richard A. Hubbell and Ms. Linda H. Graham are employees of the Company.  Their compensation is set forth in the Summary Compensation Table under Executive Compensation.  The directors listed below have never been employed by the Company or paid a salary or bonus by the Company, have never been granted any options or other stock-based awards, and do not participate in any Company sponsored retirement plans, with the exception of Mr. James A. Lane, Jr. who was an employee of the Company until the spin-off of Marine Products in 2001.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)
Henry B. Tippie	93,250	––	––	93,250
James B. Williams	50,250	––	––	50,250
Wilton Looney	50,250	––	––	50,250
Bill J. Dismuke	42,750	––	––	42,750
Gary W. Rollins	31,500	––	––	31,500
James A. Lane, Jr.	31,500	––	––	31,500
Larry L. Prince	31,500	––	––	31,500

(1)	Directors are eligible for grants of stock awards under the Company’s 2004 Stock Incentive Plan (“SIP”). No stock awards have been granted to the non-management directors under the 2004 SIP.

Directors that are our employees do not receive additional compensation for services rendered as a director.

Under current compensation arrangements effective January 1, 2011, non-management directors each receive an annual retainer fee of $26,000. In addition, the Chairman of the Audit Committee receives an annual retainer of $20,000, the Chairman of the Compensation Committee receives an annual retainer of $10,000, and the Chairman of each of the Nominating and Governance Committee and Diversity Committee receives an annual retainer of $6,000.  A director that chairs more than one committee receives a retainer with respect to each committee he chairs.  All of the retainers are paid on a quarterly basis. Per meeting fees for non-management directors are as follows:

●	For meetings of the Board of Directors, $2,000 and for meetings of the Compensation Committee, Diversity Committee and Nominating and Governance Committee, $1,500.

●
For meetings of the Audit Committee either in person or over the telephone, $2,500.  In addition, the Chairman of the Audit Committee receives an additional $2,000 for preparing to conduct each quarterly Board and Board Committee meetings.

All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including the Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s internal controls, assessing the effectiveness of these controls and the financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon.  The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.  It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2010, the Audit Committee:

●	Approved the terms of engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010;

●
Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC.  In addition, the Committee reviewed all earnings releases with management and the Company’s independent registered public accounting firm prior to their release;

●
Reviewed and discussed with the Company’s management and the independent registered public accounting firm the audited consolidated financial statements of the Company as of December 31, 2010 and 2009 and for the three years ended December 31, 2010;

●
Reviewed and discussed with the Company’s management and the independent registered public accounting firm, management’s assessment that the Company maintained effective control over financial reporting as of December 31, 2010;

●
Discussed with the independent registered public accounting firm matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board; and

●
Received from the independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Committee concerning independence, and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2010 and 2009 and for the three years ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and for filing with the Securities and Exchange Commission.

In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Submitted by the Audit Committee of the Board of Directors.
Henry B. Tippie, Chairman
Wilton Looney
James B. Williams
Bill J. Dismuke

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

During the fiscal year ended December 31, 2010, the members of our Compensation Committee held primary responsibility for determining executive compensation levels.  The Committee is composed of three of our non-management directors who do not participate in the Company’s compensation plans.  The Committee determines the compensation and administers the performance-based incentive cash compensation plan for our executive officers.  In addition, the Committee also administers our Stock Incentive Plan for all the employees.

The members of our Compensation Committee have extensive and varied experience with various public and private corporations - as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels.  Henry B. Tippie, the Chairman of the Compensation Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies.  Messrs. Wilton Looney and James B. Williams have served on the board of directors of several different publicly traded companies and have similarly been involved in setting executive compensation levels at many of these companies.

The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law.  The Committee has not used the services of any compensation consultants in determining or recommending the amount or form of executive compensation.

The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee.  In addition to the extensive experience and expertise of the Committee’s members and their familiarity with the Company’s performance and the performance of our executive officers, the Committee is able to draw on the experience of other Directors and on various legal and accounting executives employed by the Company, and the Committee has access to readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels.  The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand.  The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels.

General Compensation Objectives and Guidelines

The Company is engaged in a highly competitive industry.  The success of the Company depends on its ability to attract and retain highly qualified and motivated executives.  In order to accomplish this objective, the Company structures the executive compensation in a fashion that takes into account the Company’s overall performance and the individual performance of the executive.

The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance.  The Company’s compensation policy is designed to achieve three fundamental objectives:  (i) attract and retain qualified executives, (ii) motivate performance to achieve Company objectives, and (iii) align the interests of our executives with the long-term interests of the Company’s stockholders.  The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor.  The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner.

The Company’s executive officers are also executive officers of Marine Products and receive compensation directly from Marine Products.  The members of the Company’s Compensation Committee also constitute the Compensation Committee of Marine Products.  In determining the compensation for the executive officers at the Company, the Committee considers these dual responsibilities and sources of compensation.  The Company sets compensation of its executives at such levels so that the aggregate compensation received from both Marine Products and the Company is reasonable in light of their respective responsibilities and the performance of both companies, and so that the compensation from the Company for services solely to the Company is reasonable.  A discussion of the Company’s executive officers’ compensation at Marine Products is contained in its annual Proxy Statement filed with the SEC. During the year, none of the executive officers made recommendations or otherwise contributed input on their own compensation.  However, the Compensation Committee may from time to time solicit input from the Chairman when reviewing executive compensation.

Pursuant to the Company’s compensation philosophy, the total annual compensation of its executive officers is primarily made up of base salary, performance-based incentive cash compensation and stock-based incentive compensation.  In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites.

We believe a competitive base salary is important to attract, retain and motivate top executives.  We believe a performance-based incentive cash compensation plan is valuable in recognizing and rewarding individual achievement.  Finally, we believe stock-based incentives make executives “think like owners” and, therefore, align their interests with those of our stockholders.

The Company does not have any formal stock ownership requirements for its executive officers but notes that its current directors and executive officers are stockholders of the Company, as is disclosed elsewhere in this Proxy Statement.  The Company is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. The Company provides in its insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock.

The Company does not have a formal policy relative to the adjustment or recovery of incentives or awards in the event that the performance measures upon which incentives or awards were based are later restated or otherwise adjusted in a manner that would have reduced the size of an incentive or award.  However, as all incentives and awards remain within the discretion of the Compensation Committee, the Committee retains the ability to take any such restatements or adjustments into account in subsequent years.  In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that Chief Executive Officers and Chief Financial Officers must disgorge bonuses and other incentive-based compensation and profits on stock sales, if the non-compliance results from misconduct.

Base Salary

The salary of each executive officer is determined by the Compensation Committee.  In making its determinations, the Committee gives consideration to the recent financial performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and compensation paid by Marine Products.  The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels.  During 2009, in light of the difficult operating environment faced by the Company, the executive officers voluntarily reduced their base salaries by 15 percent.  During 2010, in light of the improved performance of the Company, the base salaries of the executive officers were restored to the following amounts, effective April 16, 2010:  Mr. Richard A. Hubbell: $700,000; Mr. Ben M. Palmer: $250,000; Mr. Randall Rollins: $600,000; and Ms. Linda H. Graham: $165,000.  On January 26, 2011, the Committee approved for its executive officers the following base salaries for 2011: Mr. Richard A. Hubbell: $800,000; Mr. Ben M. Palmer: $300,000; Mr. R. Randall Rollins: $700,000; and Ms. Linda H. Graham: $200,000.  These increases were subjectively based on growth in revenues, recent profit performance of the Company and return on invested capital.

Performance-Based Incentive Cash Compensation

The Company implemented the Performance-Based Incentive Cash Compensation Plan (the “Management Incentive Plan”) for the executive officers in 2006.  Under the Management Incentive Plan, the Compensation Committee establishes performance goals annually within ninety days after the commencement of the performance period to which such goals relate.  Performance goals for each participant may be based on corporate, business unit/function or individual performance, or a combination of one or more such measures.

In connection with the annual establishment of performance goals, the Compensation Committee sets a target award for each participant in the Management Incentive Plan for the applicable year, which is expressed as a percentage of the participant’s base compensation (the “Target Award”) in effect on the last day of the final pay period of that year.  If the participant’s performance goals are based upon a combination of performance measures, the Compensation Committee will weigh the importance of each performance measure by assigning a percentage (the “Weighted Percentage”) to those performance measures. The participant’s cash award amount will also depend in part upon the level of achievement that the participant attained with respect to each such performance measure utilizing the formula set out in the Management Incentive Plan. This formula provides for a performance value (“Performance Value”) which ranges from:
●	threshold performance level (with a Performance Value of 25 percent of the Target Award),
●	target performance level (with a Performance Value up to 100 percent of the Target Award), to
●	superior performance level (with a Performance Value up to 200 percent of the Target Award).
Subject to the limitations set forth below, a participant’s cash award amount for each year under the Management Incentive Plan equals the product of the Target Award multiplied by the Weighted Percentage assigned to each performance measure used for a participant, multiplied by the Performance Value attained for each performance measure, multiplied by base compensation. The Committee will determine the maximum cash award as a percentage of participants’ base compensation for each applicable year.

For 2010, the Compensation Committee established the target incentive award under the Management Incentive Plan for the Chief Executive Officer and for the other members of executive management at the amounts shown in the table below.  The target awards that could be earned under the Management Incentive Plan for 2010 were the same as for the prior year.

Executive Officer	Target Award as a percentage of base salary
Richard A. Hubbell President and Chief Executive Officer	100%
Ben M. Palmer Vice President, Chief Financial Officer and Treasurer	100%
R. Randall Rollins Chairman of the Board	100%
Linda H. Graham Vice President and Secretary	40%

The maximum bonus award for each participant under the Plan for 2010 and prior years was established at 150 percent of such participant’s base salary. The performance criteria applicable to the participants under the Management Incentive Plan for 2010 were determined based solely on corporate performance.  The Compensation Committee established corporate performance goals for 2010 under the Management Incentive Plan based on cash flow return on invested capital.  Return on invested capital (“ROIC”) is a widely used financial performance measure that typically correlates with long term change in stockholder value.  The Company has used ROIC as the sole performance goal under the Management Incentive Plan for several years.  ROIC is computed as the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to invested capital.  Invested capital is generally equal to the aggregate of stockholders’ equity, accumulated depreciation and other long-term liabilities. For 2010, the target performance goal established by the Committee is in excess of the comparable historical average ROIC of our peers, is in excess of the Company’s weighted average cost of capital, and is an amount which the Committee believes represents outstanding financial performance.  Under the Management Incentive Plan, the Company must achieve at least 80 percent of the target performance goal for executive officers to be eligible for any bonus award.  Bonus awards under the Management Incentive Plan are determined on a sliding scale between the threshold performance level and a superior performance level, which corresponds to 175 percent of the target performance goal.  To be eligible for the bonus award under the Management Incentive Plan, the ROIC must be in the range of 16 percent to 35 percent. The Company has consistently followed the same method to compute ROIC, and the Compensation Committee has not exercised discretion to waive the performance goals based on difficult industry conditions or other factors.

The Company operates in a cyclical business where financial performance is influenced by changes in oil and natural gas prices.  The Company generated ROIC that resulted in 164 percent of the target award in 2010, zero percent of the target award in 2009 and 143 percent of the target award in 2008.   The level of performance achieved had been trending downward in prior years until a significant improvement in 2010 consistent with the cyclical nature of industry performance and the performance of our peers.

For 2010, the executive officers earned awards that were higher than target but lower than the superior performance level which qualified the officers to receive bonus awards up to 164 percent of the target incentive award, limited to 150 percent of base compensation.  Performance-based incentive cash compensation earned under the Management Incentive Plan for 2010 was as follows:  Mr. Richard A. Hubbell: $1,050,000; Mr. Ben M. Palmer: $375,000; Mr. R. Randall Rollins: $900,000 and Ms. Linda H. Graham: $108,240.  For 2011, the target awards, performance goal and maximum awards were established at the same levels as 2010.

Stock Based Incentive Plans

Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock. We last issued stock options in the fiscal year ended 2003 and have no current plans to issue additional stock options.  We have never issued any stock appreciation rights.  Partially in response to changes relative to the manner in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity based component of our executive compensation.  In recent years, we have awarded time-based restricted stock in lieu of granting stock options.  The terms and conditions of these awards are described in more detail below.

Awards under the Company’s Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year.  For the past three years, we have granted time-based restricted stock to various employees, including our executive officers, in early January during our regularly scheduled meetings of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2011, 2010 and 2009 as follows:

Name	2011	2010	2009
Richard A. Hubbell	50,000	37,500	45,000
Ben M. Palmer	30,000	24,000	30,000
R. Randall Rollins	50,000	37,500	45,000
Linda H. Graham	15,000	12,000	15,000

The amount of the aggregate stock based awards to our executive officers in any given year is influenced by the Company’s overall performance.  The amount of each grant to our executive officers is influenced in part by the Committee’s subjective assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives.  In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. It is our expectation to continue yearly grants of restricted stock awards although we reserve the right to modify or discontinue this or any of our other compensation practices at any time.

All of our restricted stock awards granted since 2004 have had the same features.  The shares vest one-fifth per year beginning on the second anniversary of the grant date.  Restricted shares have full voting and dividend rights.  However, until the shares vest, they cannot be sold, transferred or pledged.  Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability or retirement on or after age 65), the unvested shares will be forfeited.  In the event of a “change in control” of the Company, the Compensation Committee has the discretion to accelerate vesting of the shares.

Grants are made under our Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934.

Employment Agreements

There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

Retirement Plans

The Company maintains a defined benefit pension plan (called the Retirement Income Plan) for all our eligible employees, a non-qualified supplemental retirement plan for our executives and certain other highly compensated employees and a 401(k) Plan for the benefit of all regular full time employees. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. In lieu thereof, beginning in 2002, the Company began providing enhanced benefits in the form of cash contributions on behalf of certain long-service employees who were 40 to 65 years of age on or before December 31, 2002.  These enhanced benefit contributions were discretionary and were made annually, subject to a participant’s continued employment, for a maximum of seven years.  The contributions were made either to the non-qualified Supplemental Retirement Plan (“SRP”) or to the 401(k) Plan for each employee who is entitled to the enhanced benefits.  The Company contributed $26,262 towards enhanced benefits for Mr. Hubbell in 2008, which completed all the scheduled contributions.  Beginning late in 2002, the Company began permitting selected highly compensated employees to defer a portion of their compensation into the SRP.

Other Compensation

Other compensation to our executives includes typical employee benefits such as group medical, dental and vision coverage and group life insurance.  The Company provides an automobile (or an automobile allowance) to Messrs. Richard A. Hubbell and Ben M. Palmer.

The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the above “Compensation Discussion and Analysis” with management.

Based upon this review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.
Henry B. Tippie, Chairman
Wilton Looney
James B. Williams

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company has completed a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company by all directors, officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended.  In addition, the Company has a written representation from all directors, officers and greater than 10 percent stockholders from whom no Form 5 was received indicating that no Form 5 filing was required. Based solely on this review, the Company believes that filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2010 have been satisfied.

EXECUTIVE COMPENSATION

Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2010, 2009 and 2008 of those persons who were at December 31, 2010,
●	our Principal Executive Officer and Principal Financial Officer; and
●	our two other executive officers:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Richard A. Hubbell	2010	669,375	307,875	1,050,000	25,030	14,302	2,066,582
President and	2009	625,624	256,500	––	54,180	12,910	949,214
Chief Executive Officer	2008	700,000	196,200	1,001,000	13,990	39,550	1,950,740

Ben M. Palmer	2010	239,063	197,040	375,000	4,920	18,120	834,141
Vice President,	2009	223,437	171,000	––	8,890	19,110	422,437
Chief Financial Officer and	2008	250,000	98,100	357,500	––	19,740	725,340
Treasurer

R. Randall Rollins	2010	573,750	307,875	900,000	25,970	––	1,807,595
Chairman of the Board	2009	536,250	256,500	––	48,310	––	841,060
	2008	600,000	196,200	858,000	555,860	––	2,210,060

Linda H. Graham	2010	157,781	98,520	108,240	7,410	3,550	375,501
Vice President and Secretary	2009	147,469	85,500	––	11,740	5,020	249,729
	2008	165,000	49,050	94,050	199,510	4,650	512,260

(1)
Represents the fair value of the award at the date of grant computed in accordance with ASC Topic 718. Please refer to Note 10 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2010 for a discussion of assumptions used in this computation.  For this computation, we do not include an assumption for estimated forfeitures.

(2)	Bonuses under the Management Incentive Plan are accrued in the fiscal year earned and paid in the following fiscal year.

(3)
Change represents impact of change in discount rate only as no additional benefits are being accrued.  The actuarial present value of Mr. Ben Palmer’s accumulated benefit under the defined benefit plan decreased during 2008 by approximately $1,600.

(4)	All other compensation for 2010 includes the following items for:

Mr. Richard A. Hubbell:	Insurance on automobile provided by the Company, cost of dining club dues, cost of gasoline for personal automobile, and 401(k) Plan Company match of $8,250.

Mr. Ben M. Palmer:	Automobile allowance, cost of gasoline for personal automobile and 401(k) Plan Company match of $6,625.

Ms. Linda H. Graham:	401(k) Plan Company match of $3,550.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Mr. Richard A. Hubbell	1/26/10	175,000	700,000	1,050,000
	1/26/10				37,500	307,875

Mr. Ben M. Palmer	1/26/10	62,500	250,000	375,000
	1/26/10				24,000	197,040

Mr. R. Randall Rollins	1/26/10	150,000	600,000	900,000
	1/26/10				37,500	307,875

Ms. Linda H. Graham	1/26/10	16,500	66,000	132,000
	1/26/10				12,000	98,520

(1)
These amounts illustrate the potential bonus awards under the Management Incentive Plan for 2010 that were paid out in early 2011.   See Summary Compensation Table on page 27 for actual amounts awarded in 2010.

(2)
These amounts represent aggregate grant date fair value for grants of restricted shares of Common Stock awarded in fiscal year 2010 under our Stock Incentive Plan computed in accordance with ASC Topic 718.  Please refer to Note 10 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2010 for a discussion of assumptions used in this computation.  For this computation, we do not include an assumption for estimated forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

The table above reflects grants of restricted shares of Company Common Stock under our Stock Incentive Plan awarded in fiscal year 2010.  All grants of restricted shares of Common Stock vest one-fifth per year beginning on the second anniversary of the grant date.  Restricted shares have full voting and dividend rights.  However, until the shares vest, they cannot be sold, transferred or pledged.  Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability or retirement on or after age 65), the unvested shares will be forfeited.  We have not issued any stock options since 2003 and have no immediate plans to issue additional stock options.

The Company’s employment contracts with its Chief Executive Officer and the Company’s other executive officers are oral, at will arrangements. All of the executive officers are eligible for annual cash bonuses which are awarded under the Management Incentive Plan. The Compensation Committee’s decisions are based upon broad performance objectives under that plan. The executive officers are eligible to receive shares of Company Common Stock subject to options and restricted shares of Company Common Stock under the Company’s Stock Incentive Plans, in such amounts and with such terms and conditions as determined by the Compensation Committee at the time of grant. All of the executive officers are eligible to participate in the Company’s SRP. The executive officers are eligible to participate in the Company’s regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage, vision and other group benefit plans. All of the executive officers are eligible for the Retirement Income Plan that was frozen in March 2002.   For more information on these plans, see “Compensation Discussion and Analysis” at page 21, and “Benefit Plans” at page 31.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below sets forth details concerning outstanding option awards made in prior years to the executives named in our Summary Compensation Table, including the grant date, the expiration date, the option exercise price, and the number of shares of Common Stock underlying the grants both exercisable and un-exercisable.  The grant dates for all of these options are from fiscal year 2003 and earlier since we have not issued any stock options after 2003.  The table below also sets forth the total number of restricted shares of Common Stock that were granted in prior years to the executives named in our Summary Compensation Table but which have not yet vested, together with the market value of these unvested shares based on the $18.12 closing price of our Common Stock on December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard A. Hubbell	253,122 126,562	–– ––	2.59 1.87	4/24/2011(2) 1/28/2013(3)	154,650	(4)	2,802,260
Ben M. Palmer	––	––	––	––	126,468	(4)	2,291,600
R. Randall Rollins	––	––	––	––	142,500	(4)	2,582,100
Linda H. Graham	25,312	––	2.59	4/24/2011(2)	47,062	(4)	852,760
	50,625	––	1.87	1/28/2013(3)

(1)	Unless otherwise noted, all options have ten year terms with vesting as follows: The options vest one-fifth per year beginning on the first anniversary of the grant date.

(2)	Options granted April 24, 2001.

(3)	Options granted January 28, 2003.

(4)
The Company has granted employees two forms of restricted stock: time lapse restricted and performance restricted. Time lapse restricted shares vest after a stipulated number of years from the grant date, depending on the terms of the issue. Time lapse restricted shares issued in years 2003 and prior vest after ten years.  Time lapse restricted shares issued starting in 2004 vest one-fifth per year beginning on the second anniversary of the grant date.  The performance restricted shares are granted, but not earned and issued until certain five-year tiered performance criteria are met. The performance criteria are predetermined market prices of RPC common stock. On the date the common stock appreciates to each level (determination date), 20 percent of performance shares are earned. Once earned, the performance shares vest five years from the determination date.  The Company has not granted performance restricted shares since 2003.  Shares of restricted stock granted to the executive officers that have not vested as of December 31, 2010 are summarized in the table that follows:

	Number of shares	Grant Date	Date fully vested
Richard A. Hubbell	12,150 18,000 18,000 24,000 45,000 37,500	1/25/2005 1/24/2006 1/23/2007 1/22/2008 1/27/2009 1/26/2010	1/25/2011 1/24/2012 1/23/2013 1/22/2014 1/27/2015 1/26/2016
Ben M. Palmer	37,968 8,100 7,200 7,200 12,000 30,000 24,000	4/24/2001 1/25/2005 1/24/2006 1/23/2007 1/22/2008 1/27/2009 1/26/2010	4/24/2011 1/25/2011 1/24/2012 1/23/2013 1/22/2014 1/27/2015 1/26/2016
R. Randall Rollins	18,000 18,000 24,000 45,000 37,500	1/24/2006 1/23/2007 1/22/2008 1/27/2009 1/26/2010	1/24/2012 1/23/2013 1/22/2014 1/27/2015 1/26/2016
Linda H. Graham	5,062 4,500 4,000 6,000 15,000 12,000	1/25/2005 1/24/2006 1/23/2007 1/22/2008 1/27/2009 1/26/2010	1/25/2011 1/24/2012 1/23/2013 1/22/2014 1/27/2015 1/26/2016

OPTION EXERCISES AND STOCK VESTED

The following table sets forth:

●	the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2010;

●
the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;

●	the number of restricted shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2010; and

●	the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard A. Hubbell	––	––	53,400	435,995
Ben M. Palmer	––	––	40,389	319,660
R. Randall Rollins	––	––	41,250	338,390
Linda H. Graham	––	––	15,374	125,270

(1)	The shares acquired on exercise of options are restricted for a period of one year from the date of exercise.

BENEFIT PLANS

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Income Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Information regarding the Retirement Income Plan can be found under Note 10 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2010.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Richard A. Hubbell	Retirement Income Plan	15	464,750	38,790
Mr. Ben M. Palmer	Retirement Income Plan	4	44,040	––
Mr. R. Randall Rollins	Retirement Income Plan	30	2,450,230	261,600
Ms. Linda H. Graham	Retirement Income Plan	15	450,750	48,710

(1)	The difference in years of credited and actual service is due to the freezing of benefit accruals in 2002. See discussion below for further details.

The Company’s Retirement Income Plan, a trusteed defined benefit pension plan, provides monthly benefits upon retirement at age 65 to eligible employees.  In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002.  Retirement Income Plan benefits are based on the average of the employee’s compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding March 31, 2002.  The benefits are computed as the product of 1.5 percent of final average compensation multiplied by years of credited service (up to 30 years) reduced by an adjustment for benefits drawn from social security.  Adjustments have been made for age and IRS mandated compensation limitations.  The final average compensation for Mr. Hubbell is $205,890, Mr. Palmer is $179,900 and Ms. Graham is $127,325.

The annual benefit payable at the later of retirement age or 65 for the named executive officers is $261,600 for Mr. Rollins, $41,400 for Mr. Hubbell, $24,900 for Ms. Graham and $9,400 for Mr. Palmer.  In accordance with the Internal Revenue Code (as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001), the maximum annual benefit payable to a Retirement Income Plan beneficiary in 2010 was $195,000.  Retirement benefits accrued at the end of any calendar year or as of March 31, 2002 will not be reduced or increased by any subsequent changes in the maximum compensation limit.

The Plan also provides reduced early retirement benefits at age 55 or older with 15 or more years of service.  Ms. Graham and Mr. Hubbell are voluntarily receiving distributions from the plan even though they have not retired from the Company.  In addition, as an owner with stock ownership in excess of five percent of the Company’s voting securities, Mr. Rollins is required to receive mandatory distributions currently, even though he has not retired from the Company.  The amount of distribution received during 2010 has been disclosed in the table above and is not subject to change after retirement.

In 2002, the Company began providing additional benefits on behalf of certain long-service employees in the form of discretionary cash contributions made either to the Company’s 401(k) Plan (which is described below) or the SRP as described in the section below titled “Nonqualified Deferred Compensation.”  Amounts contributed by the Company to the accounts of the executive officers are reported in the “All Other Compensation” column of the Summary Compensation Table on page 27.

401(k) Plan

Effective July 1, 1984, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code.  The Company makes matching contributions of fifty cents ($0.50) for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan that does not exceed six percent of his or her annual compensation.  The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account on the date the distribution is processed.  Under the 401(k) Plan, the full amount of a participant’s vested accrued benefit is payable upon his termination of employment, retirement, total and permanent disability, or death.  Also under the 401(k) Plan, a participant may withdraw his or her pre-tax contributions to the extent of certain specified instances of financial hardship and may withdraw any amount from his or her pre-tax contribution account for any reason after attaining age 59 ½.  In addition, a participant may withdraw any amount from his or her rollover account for any reason. Amounts contributed by the Company to the accounts of the named executive officers under this plan are reported in the “All Other Compensation” column of the Summary Compensation Table on page 27.

NONQUALIFIED DEFERRED COMPENSATION

The SRP has been established as a nonqualified plan that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code) for the cash contributions made to certain longer serviced employees in lieu of freezing of benefit accruals effective in 2002; the SRP also has a compensation deferral option for eligible employees.  The contributions and deferrals to the SRP are invested in funds held in a rabbi trust.

Name	Executive Contributions in last FY ($) (1)	Registrant contributions in last FY ($) (2)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Richard A. Hubbell	––	––	25,008	––	234,288
Ben M. Palmer	19,370	––	19,401	(36,681)	152,365
R. Randall Rollins	––	––	––	––	––
Linda H. Graham	39,445	––	59,017	––	565,532

(1)
Includes the following amounts related to the base salary for 2010 which have been deferred by the executive officer pursuant to the SRP and which are included in the Summary Compensation Table:  Mr. Ben M. Palmer: $19,370 and Ms. Linda H. Graham: $39,445.  There were no deferrals of bonus compensation in 2010.

(2)
Reflects the amounts for each of the named executive officers which are reported as compensation to such named executive officer in the “All Other Compensation” column of the Summary Compensation Table on page 27.

The deferral option provides that participants may defer up to 50 percent of their base salary and up to 100 percent of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum.  The deferred amounts are voluntarily funded on a monthly basis; salary and bonus deferrals are generally 100 percent vested.  Accounts are credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.”  Account values are calculated as if the funds from deferrals and contributions had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection.  The benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. To the extent that the Company’s obligations under the SRP exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the SRP.

Generally, the SRP provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (a “Termination Event”).  However, for any deferrals of base salary and bonus compensation (but not Company contributions), participants are entitled to designate a distribution date which is prior to a Termination Event.  The SRP allows a participant to elect to receive distributions in installments or lump-sum payments.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment except as described below. Additional payments or benefits to a terminating executive officer would be at the discretion of the Compensation Committee.

The executive officers are not entitled to additional benefits at death or disability per the terms of the defined benefit plan.  The amounts payable at retirement are disclosed in the “Benefit Plans” section on page 31.  The executive officers can choose to receive the amounts accumulated in the SRP either as a lump-sum or in installments at retirement, death or disability.  These amounts have been disclosed under the “Nonqualified Deferred Compensation” section on page 32.  The table below shows the incremental restricted shares that would become vested as of December 31, 2010 at the closing market price of $18.12 per share for our Common Stock, as of that date in the case of retirement, death or disability.

Stock Awards
	Number of shares underlying unvested stock (#)	Unrealized value of unvested stock ($)
Richard A. Hubbell ● Retirement ● Disability ● Death	70,252 70,252 70,252	1,272,970 1,272,970 1,272,970
Ben M. Palmer ● Retirement ● Disability ● Death	–– 74,373 74,373	–– 1,347,640 1,347,640
R. Randall Rollins ● Retirement ● Disability ● Death	58,271 58,271 58,271	1,055,870 1,055,870 1,055,870
Linda H. Graham ● Retirement ● Disability ● Death	21,158 21,158 21,158	383,380 383,380 383,380

Accrued Pay and Regular Retirement Benefits

The amounts shown in the table above do not include the following since they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

●	Accrued salary and vacation pay.
●	Distributions of plan balances under the 401(k) Plan.
●
The value of option continuation upon termination, as described below.  When an employee terminates prior to retirement, his or her stock options are terminated immediately, except that the options may be exercised for a period after termination (not to exceed the original option termination date) in the following circumstances:

➢	Permanent Disability – one year after termination
➢	Death – six months after the date of death
➢	Normal or Early Retirement – one day less than three months after retirement

The termination of employment for any reason shall not accelerate the vesting of options.

Pension Benefit and Deferred Compensation

The Retirement Income Plan does not provide for lump sum payments for a participant including executive officers for instances other than retirement.  The Retirement Income Plan is described at “Pension Benefits” above.  Upon termination, the executive officers will receive a distribution of the balance in their SRP account.  These amounts are disclosed under the “Nonqualified Deferred Compensation” section on page 32.

Change in Control or Severance

The Company does not have any change in control or severance arrangements for its executive officers.  However, amounts may be paid at the discretion of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Effective with the spin-off in 2001, the Company began providing certain administrative services to Marine Products. The service agreements between Marine Products and the Company provide for the provision of services on a cost reimbursement basis and may be terminated upon six months notice.  The services covered by these agreements include administration of certain employee benefit programs and other administrative services.  Charges from the Company (or from corporations which are subsidiaries of the Company) for such services aggregated approximately $689,000 in 2010.

During 2010, a subsidiary of RPC conducted business with companies owned by LOR, Inc.  Mr. R. Randall Rollins, Chairman, and Mr. Gary W. Rollins, Director, are officers, directors and controlling stockholders of LOR, Inc.  In 2010, payments totaling approximately $551,000 were made to these LOR, Inc. companies for the purchase of parts and repair services related to certain of RPC’s oilfield operating equipment. RPC believes the charges incurred by its subsidiary are at least as favorable as the charges that would have been incurred for similar services from unaffiliated third parties.

RPC receives certain administrative services including an allocation for office space from Rollins.  The service agreements between Rollins and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months notice.  The services covered by these agreements include office space, administration of certain employee benefit programs, and other administrative services. Charges to the Company (or to corporations which are subsidiaries of the Company) for such services and rent aggregated approximately $94,000 in 2010.

A group that includes the Company’s Chairman of the Board, R. Randall Rollins, his brother Gary W. Rollins who is also a Director, and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power.  Please refer to the discussion above under the heading, “Corporate Governance and Board of Directors Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption.”  The group discussed above also controls in excess of fifty percent of Marine Products’ voting power.

Our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy provides that related party transactions, as defined in Regulation S-K, Item 404(a) must be reviewed, approved and/or ratified by our Nominating and Governance Committee.  As set forth in our Code, our Nominating and Governance Committee has the responsibility to ensure that it only approves or ratifies related party transactions that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company.  The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties.  A copy of the Code is available on our website at www.rpc.net under the Governance section.  All related party transactions for the fiscal year ended December 31, 2010 were reviewed, approved and/or ratified by the Nominating and Governance Committee in accordance with the Code.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Principal Auditor

Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2010 and 2009.

The Audit Committee has appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  Grant Thornton has served as the Company’s independent auditors for many years and is considered by management to be well qualified.  Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Aggregate fees billed by the Company’s independent registered public accounting firm are set forth below:

	2010	2009
Audit fees and quarterly reviews (1)	$829,950	$824,370
Audit related fees	––	––
Tax fees	––	––
All other fees	––	––

(1)
Audit fees include fees for audit or review services in accordance with generally accepted auditing standards, such as statutory audits and services rendered for compliance with Section 404 of the Sarbanes-Oxley Act.

Pre-approval of Services

All of the services described above were pre-approved by the Company’s Audit Committee.  The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. All of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the year 2010 was attributable to work performed by full-time, permanent employees of the principal accountant.

The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent registered public accounting firm and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting.  The Audit Committee has no other pre-approval policies.

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at the Company’s 2012 Annual Meeting of the Stockholders must be received by the Company by November 17, 2011, in order to be included, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in the Proxy Statement and form of proxy relating to that meeting.  In accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, management proxy holders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company’s 2011 Annual Meeting as to which the proponent fails to notify the Company on or before January 31, 2011.  With regard to such stockholder proposals, if the date of the next Annual Meeting of the Stockholders is advanced or delayed more than 30 calendar days from April 24, 2012, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

With respect to stockholder nomination of directors, the Company’s Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors.  Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an Annual Meeting, that written notice be addressed to:  Secretary, RPC, Inc., 2170 Piedmont Road NE, Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year’s Annual Meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company’s Bylaws.  Notices of nominations must be received by the Secretary of the Company no later than January 27, 2012 with respect to directors to be elected at the 2012 Annual Meeting of Stockholders.

EXPENSES OF SOLICITATION

The Company will bear the cost of soliciting proxies.  Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson Shareholder Communications, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of approximately $20,500 including shipping expenses.

MISCELLANEOUS

The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, without exhibits, is being mailed to stockholders with this Proxy Statement.

Upon the written request of any record or beneficial owner of the Company’s Common Stock whose proxy was solicited in connection with the 2011 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2010.  Requests for a copy of such Annual Report on Form 10-K should be addressed to Ms. Linda H. Graham, Secretary, at RPC, Inc., 2170 Piedmont Road NE, Atlanta, Georgia 30324.

Management knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. In as much as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS
Atlanta, Georgia
March 16, 2011
Linda H. Graham, Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

RPC, INC.

Tuesday, April 26, 2011, 12:15 P.M.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26231

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330303304000000000 0	042611

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED ON PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4, AND 5,
AND A VOTE “FOR” ONCE EVERY THREE YEARS ON EXECUTIVE COMPENSATION ON PROPOSAL 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Class I Directors:				2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;		☐	☐	☐
		NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O R. RANDALL ROLLINS O HENRY B. TIPPIE O JAMES B. WILLIAMS		3.	To amend the Certificate of Incorporaton of Company to increase the number of authorized shares of capital stock to 350,000,000 shares;		☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)			4.	To approve the performance-based incentive cash compensation plan for the executive officers;		☐	☐	☐

				5.	To approve on an advisory basis the compensation of the Company’s named executive officers;		☐	☐	☐

				6.	To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years; and	1 year ☐	2 years ☐	3 years ☐	ABSTAIN ☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark
	“FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			7.	To transact such other business as may properly come before the meeting or any adjournment thereof.
				ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE INDICATED WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR, “FOR”THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE PERFORMANCE-BASED INCENTIVE CASH COMPENSATION PLAN, “FOR”THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND “FOR” A ONCE EVERY THREE YEARS ADVISORY VOTE ON EXECUTIVE COMPENSATION.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

RPC, INC.
Proxy for Annual Meeting of Stockholders on Tuesday, April 26, 2011
Solicited on Behalf of the Board of Directors

          The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 26, 2011, at 12:15 P.M. at 2170 Piedmont Road, NE, Atlanta, Georgia 30324, or any adjournment thereof.

          The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 16, 2011, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned’s name, place, and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

RPC, INC.

Tuesday, April 26, 2011, 12:15 P.M.

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
COMPANY NUMBER
ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26231

↓Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.↓

20330303304000000000 0	042611

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED ON PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4, AND 5,
AND A VOTE “FOR” ONCE EVERY THREE YEARS ON EXECUTIVE COMPENSATION ON PROPOSAL 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Class I Directors:				2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;		☐	☐	☐
		NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O R. RANDALL ROLLINS O HENRY B. TIPPIE O JAMES B. WILLIAMS		3.	To amend the Certificate of Incorporaton of Company to increase the number of authorized shares of capital stock to 350,000,000 shares;		☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)			4.	To approve the performance-based incentive cash compensation plan for the executive officers;		☐	☐	☐

				5.	To approve on an advisory basis the compensation of the Company’s named executive officers;		☐	☐	☐

				6.	To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years; and	1 year ☐	2 years ☐	3 years ☐	ABSTAIN ☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark
	“FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			7.	To transact such other business as may properly come before the meeting or any adjournment thereof.

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE INDICATED WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE PERFORMANCE-BASED INCENTIVE CASH COMPENSATION PLAN, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND “FOR” A ONCE EVERY THREE YEARS ADVISORY VOTE ON EXECUTIVE COMPENSATION. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.